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                    [Letterhead of O'Melveny & Myers LLP]


                                    August
                                    14th
                                    1 9 9 7


(213) 669-7442

Amerigon Incorporated
5462 Irwindale Avenue
Irwindale, California 91706-2899

     Re: Consent to Incorporation by Reference of Our Opinion
         in Post-Effective Amendment No. 1 on Form S-3 to
         Registration Statement on Form S-2
         -------------------------------------------------

Ladies and Gentlemen:

     Reference is made to (i) the Registration Statement on Form S-2 (Registration No. 333-17401) of Amerigon Incorporated, and (ii) our opinion (the "Opinion") set forth as Exhibit 5.1 to the Registration Statement.

     We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement, as Exhibit 5.1 thereto, of our Opinion. We further consent to the reference to us under the heading "Legal Matters" in such Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement.

                                       Very truly yours,

                                       /s/ O'Melveny & Myers LLP